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                                                                  Exhibit (a)(4)
                U.S. OFFER TO PURCHASE FOR CASH ALL OUTSTANDING
        SERIES B COMMON SHARES, ORDINARY PARTICIPATION CERTIFICATES AND
                            GLOBAL DEPOSITARY SHARES

                                       OF

                           PEPSI-GEMEX, S.A. DE C.V.

                        at the U.S. Dollar Equivalent of

                  Mexican Pesos 5.91 Per Series B Common Share
                                    of Gemex

                                      and

           Mexican Pesos 17.73 Per Ordinary Participation Certificate
                                    of Gemex
    (each CPO representing one Series B Common Share, one Series D Preferred
                  Share and one Series L Limited Voting Share)

                                      and

                Mexican Pesos 106.38 Per Global Depositary Share
                                    of Gemex
                        (each GDS representing six CPOs)

                                       by

                 PBG GRUPO EMBOTELLADOR HISPANO-MEXICANO, S.L.

                           AN INDIRECT SUBSIDIARY OF

                              BOTTLING GROUP, LLC
                     THE PRINCIPAL OPERATING SUBSIDIARY OF

                         THE PEPSI BOTTLING GROUP, INC.

   THIS U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME(4:00 P.M., MEXICO CITY TIME), ON NOVEMBER 5, 2002 UNLESS THIS U.S. OFFER IS
                                   EXTENDED.

                                                                 October 7, 2002

To Our Clients:

     Enclosed for your consideration is a U.S. Offer to Purchase, dated October 7, 2002 (the "U.S. Offer to Purchase"), and related GDS Letter of Transmittal (the "GDS Letter of Transmittal") relating to the offer in the United States
(the "U.S. Offer") by PBG Grupo Embotellador Hispano-Mexicano, S.L. ("Embotellador HM"), a Spanish limited liability company and an indirect subsidiary of Bottling Group, LLC, a Delaware limited liability company and the principal operating subsidiary of The Pepsi Bottling Group, Inc., a Delaware corporation ("PBG"), to purchase for cash (1) all outstanding Global Depositary Shares ("GDSs") of Pepsi-Gemex, S.A. de C.V. ("Gemex"), a variable stock corporation organized under the laws of Mexico, and (2) all outstanding Series B Common Shares of Gemex (the "Shares"), and all outstanding Ordinary
Participation Certificates of Gemex (the "CPOs", and collectively with the Shares and GDSs, the "Securities") held by persons who are not Mexican residents. Each CPO represents one Series B Common Share, one Series D Preferred Share and one Series L Limited Voting Share. Each GDS represents six CPOs. Simultaneously with the U.S. Offer, Embotellador HM is offering in Mexico (the "Mexican Offer," and collectively with the U.S. Offer, the "Offers") to purchase all
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outstanding Shares and CPOs of Gemex, including those held by U.S. residents, on substantially the same terms as the U.S. Offer.

     In the U.S. Offer, Embotellador HM is offering to purchase all the outstanding GDSs at a price of Ps.106.38 per GDS, all outstanding Shares held by persons who are not Mexican residents at a price of Ps.5.91 per Share, and all outstanding CPOs held by persons who are not Mexican residents at a price of Ps.17.73 per CPO, in cash, in each case less any withholding taxes and without interest thereon. The purchase price for the Securities accepted for payment pursuant to the U.S. Offer will be paid in U.S. dollars equivalent to the applicable Mexican peso price in the U.S. Offer, based on the U.S. dollar to Mexican peso exchange rate calculated using the average of the exchange rates reported on each of the five consecutive business days ending two business days prior to the expiration date of the U.S. Offer by Reuters and Bloomberg on their FXBENCH page as the New York closing rate for the exchange of Mexican pesos and U.S. dollars (the "Applicable Exchange Rate"). Embotellador HM will announce the Applicable Exchange Rate by a press release not later than 9:00 am, New York City time, on the next business day after the Applicable Exchange Rate is determined. The Mexican Offer is open to all holders of Shares and CPOs, including those held by U.S. residents. The purchase price for the Shares and CPOs tendered in the Mexican Offer will be paid, at such holder's election, in Mexican pesos or in U.S. dollars equivalent to the Mexican peso price in the Mexican Offer based on the Applicable Exchange Rate. However, individuals tendering Securities into the Mexican Offer will be entitled to elect to receive the purchase price in U.S. dollars only if they have an account outside Mexico into which they can receive payment in U.S. dollars and the information regarding such account has been provided to the Mexican Receiving Agent.

     THE MATERIALS RELATING TO THE U.S. OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE GDSs HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. IF YOU WISH TO TENDER SUCH GDSs IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER. NONE OF THE GDSs HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE SUCH WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) ON THE INSTRUCTION FORM SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE GDSs HELD BY US FOR YOUR ACCOUNT. A TENDER OF THE GDSs MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD OF THE GDSs, PURSUANT TO YOUR INSTRUCTIONS.

     If you beneficially own GDSs but prefer to tender the underlying Shares and CPOs, please instruct us to convert your GDSs into CPOs. We will, on your behalf, contact The Bank of New York, as depositary, to convert your GDSs into CPOs and tender such CPOs in the U.S. Offer or the Mexican Offer, as the case may be, in accordance with the terms of the Offers and your instruction. However, you will have to pay a fee of $5.00 for each 100 GDSs converted. If you choose to convert your GDSs into CPOs and tender into the Mexican Offer and elect to receive payment in Mexican pesos you will bear the risk of any fluctuation in the exchange rate after the consummation of the Offers if you then wish to convert your Mexican pesos into U.S. dollars. If you are not a Mexican resident, you can tender Shares and CPOs in either the U.S. Offer or the Mexican Offer. Mexican residents can only tender Shares and CPOs held by them in the Mexican Offer. The conditions to the Mexican Offer are substantially similar to those of the U.S. Offer. In the event that the Mexican Offer is amended to increase or decrease the price offered for the Securities, Embotellador HM will make a corresponding amendment to increase or decrease the price offered for the Securities in the U.S. Offer.

     Accordingly, we request your instructions as to whether you wish us to tender on your behalf the GDSs held by us for your account, pursuant to the terms and subject to the conditions set forth in the enclosed U.S. Offer to Purchase and GDS Letter of Transmittal, or convert the GDSs into CPOs.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the GDSs on your behalf in accordance with the provisions of the U.S. Offer. THE U.S. OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (4:00 P.M. MEXICO CITY TIME) ON NOVEMBER 5, 2002, UNLESS THE U.S. OFFER IS EXTENDED (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). GDSs TENDERED FOR PAYMENT PURSUANT TO THE U.S. OFFER MAY BE WITHDRAWN AT ANY TIME

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BEFORE THE EXPIRATION DATE OR AT ANY TIME AFTER DECEMBER 6, 2002, IF
EMBOTELLADOR HM HAS NOT ACCEPTED THE TENDERED GDSs FOR PAYMENT BY THAT DATE.

     If you wish to have us tender your GDSs or convert them into CPOs, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The instruction form relates only to the tender or conversion of GDSs. If you beneficially own Shares and/or CPOs of Gemex and would like to tender your Shares and/or the CPOs in the U.S. Offer or in the Mexican Offer, please contact the nominee for your Shares and/or CPOs to effect such a tender.

     Any inquiries you may have with respect to the U.S. Offer and requests for additional copies of the enclosed materials should be addressed to Morrow & Co., Inc., the Information Agent for the U.S. Offer, at its address and telephone numbers set forth on the back cover page of the U.S. Offer to Purchase.

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    INSTRUCTION FORM FOR GDSS OF PEPSI-GEMEX, S.A. DE C.V. IN THE U.S. OFFER

     The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein related to the U.S. Offer by Embotellador HM to purchase all the outstanding GDSs of Pepsi-Gemex, S.A. de C.V. and all outstanding Shares and CPOs of Pepsi-Gemex held by persons who are not Mexican residents.

     This will instruct you to tender or convert the number of GDSs indicated below (and if no number is indicated, all GDSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the GDS Letter of Transmittal.

     Please tender the GDSs held by you for my account as indicated below:

        [ ] Please tender ______________ GDSs
[NUMBER OF GDSS]

        [ ] Please DO NOT tender any GDSs held by you for my account.

     Please convert the GDSs held by you for my account into CPOs as indicated below:

        [ ] Please convert ______________ GDSs into CPOs
[NUMBER OF GDSS]

        [ ] Please DO NOT convert any GDSs held by you for my account.

Date:
------------------------, 2002

Signature(s):
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Print Name(s) here:
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Print Address(es):
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Area Code and Telephone Number(s):
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Tax Identification or Social Security Number(s):
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     NONE OF THE GDSs HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED OR CONVERTED
UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE GDSs HELD BY US FOR YOUR ACCOUNT.

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